Exhibit 3.14

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada ________________
___________________
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached Instructions before completing form.	_____________ SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	LifeCare Hospitals of Chester County, Inc.

2. Resident Agent Name and Street Address: (must be a ___________________________ )

The Corporation Trust Company of Nevada

Name

6100 Neil Road Suite 500               Reno            , NEVADA     89511

Street Address                                 City                                  Zip Code

___________________________________ , __________________________

Optional Mailing Address             City                                       Zip Code

3. Shares:	Number of shares	1,000	Par value: $.01	Number of shares	0
(number of shares corporation authorized to issue)	with par value:			without par value:

4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 _______________	1. John F. George, Jr., M.D.
	Name
	5700 Tennyson Parkway Suite 550	Plano,	TX	75024
	Street Address	City	State	Zip Code

	2. Ann M. George
	Name
	5700 Tennyson Parkway Suite 550	Plano,	TX	75024
	Street Address	City	State	Zip Code

	3. Edgar D. Jannotta
	Name
	5700 Tennyson Parkway Suite 550	Plano,	TX	75024
	Street Address	City	State	Zip Code

5. Purpose: (Optional ___ instructions)	The purpose of this Corporation shall be: Any Lawful activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

6. Names, Address and Signature of Incorporator: (attach additional page if there is more than __ incorporation)	Amy R. Yeagar	/s/ Amy R. Yeagar
	Name	Signature
	1601 Elm Street, Suite 3000	Dallas	TX	75201
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment ___ Resident Agent for the above named corporation.
	[Signature Appears Here]		1/19/05
	Authorized Signatures of R.A. or On Behalf of R.A. Company		Date
[Signature Appears Here]

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of ___ Form 78 ARTICLES ___
Revised on :___________

(1 OF 2)

Articles of Incorporation for LifeCare Hospitals of Chester County, Inc.

4.	Names & Addresses of Board of Directors/Trustees: (continued)

William S. Goldberg

5700 Tennyson Parkway, Suite 550

Plano, Texas 75024

Perry O. Ballard, III

5700 Tennyson Parkway, Suite 550

Plano, Texas 75024

Thomas W. Erickson

5700 Tennyson Parkway, Suite 550

Plano, Texas 75024

8.	The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be six.

9.	The Corporation shall have the power to indemnify its present or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation at a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by Chapter 78 of the Nevada Revised Statutes. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

10.	Without limiting the limitation of liability of directors and officers provided by Section 78.138(7) of the Nevada Revised Statutes, as amended, a director or officer of the Corporation shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in the person’s capacity as director or officer unless it is proven that: (i) the act or failure to act constituted a breach of the person’s fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or knowing violation of law.

(2 OF 2)